AMENDMENT TO THE TELLABS, INC.

1998 STOCK OPTION PLAN

WHEREAS, Tellabs, Inc. (the "Company") has heretofore established the Tellabs, Inc. 1998 Stock Option Plan (the "Plan") for the benefit of present and future executives and key personnel of the Company and its subsidiaries and affiliated companies;

WHEREAS, the Company deems it desirable to make certain amendments to the Plan relating to the vesting of options and stock appreciation rights ("SARs") and/or the post-employment exercise period in the event of the death, disability, or retirement of an option or SAR holder, or a change in control of the Company;

WHEREAS, the Compensation Committee of the Company has considered the recommendations and recommended that the Board of Directors of the Company approve this Amendment to the Plan; and

WHEREAS, the Board of Directors of the Company has approved this Amendment to the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective June 30, 2000, as follows :

  The definition of "Change in Control" under Article 2 of the Plan shall be amended in its entirety to read as follows:

  "Change in Control" means the first to occur of:

  (a) Any "person" (as defined in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose, the Company or any Subsidiary of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; and provided further that no Change in Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of 20% or more but then promptly reduces that ownership interest below 20%;

  (b) During any two consecutive years (not including any period beginning prior to June 30, 2000), individuals who at the beginning of such two-year period constitute the Board of Directors of the Company and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board;

  (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the Company; (ii) no person (excluding any company resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then combined voting power of the then outstanding voting securities of such company except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

  (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
  Section 6.8 shall be amended in its entirety to read as follows:

  6.8 Termination of Employment. Except as set forth in Article 10 with respect to the effect of a Change in Control or except as the Committee may otherwise expressly provide in the Award Agreement evidencing an Option, the following rules shall apply upon termination of the Participant's employment with the Company and all Subsidiaries:

  (a) Except as set forth in subsections (b), (c), and (d) below, in the event a Participant ceases to be an Employee for any reason, any Option or unexercised portion thereof granted under this Plan may be exercised, to the extent such Option would have been exercisable by the Participant hereunder on the date on which the Participant ceased to be an Employee, within three months of such date (seven months in the event such termination occurs after the occurrence of a Change in Control), but in no event later than the date of the expiration of the term of the Option.

  (b) In the event of termination of employment due to the death the Participant, each Option held by the Participant shall become exercisable in full and may be exercised at any time prior to the expiration date of the Option or within one year after the date of the Participant's death, whichever period is shorter.

  (c) In the event of termination of employment due to the Disability of the Participant, each Option held by the Participant may, to the extent exercisable at the time of such termination, be exercised at any time prior to the expiration date of the Option or within three years after the date of the Participant's termination of employment, whichever period is shorter.

  (d) In the event of termination of employment due to the retirement of the Participant on or after attaining age 55, all or a portion of each Option held by the Participant, to the extent not then exercisable, shall become exercisable in accordance with the schedule set forth below based upon one point for the Participant's attained age and one point for each year of continuous service with the Company or its Subsidiaries as of the date of retirement (including for this purpose, continuous service with an entity prior to the date such entity was acquired by the Company or an affiliate of the Company, but excluding any service prior to January 1, 1975),

  At least 70 but less than 80 points          50% of each unvested option shall vest
  At least 80 but less than 90 points          75% of each unvested option shall vest
  At least 90 points                                  100% of each unvested option shall vest

  and all Options held by the Participant to the extent then exercisable may be exercised at any time prior to the expiration date of the Option or within three years after the date of the Participant's retirement, whichever period is shorter.

  (e) Notwithstanding anything in this Plan to the contrary, any ISO which is exercised after the expiration of three months following the cessation of employment for any reason other than Disability or death or one year after the date of termination of employment due to Disability or death, shall be treated as a NQSO.
  Section 7.7 shall be amended in its entirety to read:

  7.7 Termination of Employment. Except as set forth in Article 10 with respect to the effect of a Change in Control or except as the Committee may otherwise expressly provide in the Award Agreement evidencing the SAR, the following rules shall apply upon termination of the Participant's employment with the Company and all Subsidiaries:

  (a) Except as set forth in subsections (b), (c), and (d) below, in the event a Participant ceases to be an Employee for any reason, any SAR or unexercised portion thereof granted under this Plan may be exercised, to the extent such SAR would have been exercisable by the Participant hereunder on the date on which the Participant ceased to be an Employee, within three months of such date (seven months in the event such termination occurs after the occurrence of a Change in Control), but in no event later than the date of the expiration of the term of the SAR.

  (b) In the event of termination of employment due to the death the Participant, each SAR held by the Participant shall become exercisable in full and may be exercised at any time prior to the expiration date of the SAR or within one year after the date of the Participant's death, whichever period is shorter.

  (c) In the event of termination of employment due to the Disability of the Participant, each SAR held by the Participant may, to the extent exercisable at the time of such termination, be exercised at any time prior to the expiration date of the SAR or within three years after the date of the Participant's termination of employment, whichever period is shorter.

  (d) In the event of termination of employment due to the retirement of the Participant on or after attaining age 55, all or a portion of each SAR held by the Participant, to the extent not then exercisable, shall become exercisable in accordance with the schedule set forth below based upon one point for the Participant's attained age and one point for each year of continuous service with the Company or its Subsidiaries as of the date of retirement (including for this purpose, continuous service with an entity prior to the date such entity was acquired by the Company or an affiliate of the Company, but excluding any service prior to January 1, 1975),

  At least 70 but less than 80 points          50% of each unvested SAR shall vest
  At least 80 but less than 90 points          75% of each unvested SAR shall vest
  At least 90 points                                  100% of each unvested SAR shall vest

  and all SARs held by the Participant to the extent then exercisable may be exercised at any time prior to the expiration date of the SAR or within three years after the date of the Participant's retirement, whichever period is shorter.
  Article 10 shall be amended in its entirety to read:

10.1 Effect of Change in Control. Upon the occurrence of a Change in Control, any and all Options and SARs granted hereunder shall become immediately exercisable and remain exercisable until such Options and SARs expire or terminate under the provisions of this Plan.

10.2 Change in Control Not Approved by Incumbent Board. Upon the occurrence of a Change in Control not approved by the Incumbent Board, any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term without regard to termination of employment subsequent to such Change in Control.

IN WITNESS WHEREOF, the foregoing amendments to the Tellabs, Inc. 1998 Stock Option Plan are hereby adopted as of the 30th day of June, 2000, by the undersigned officer duly authorized by resolutions adopted by the written consent of the Board of Directors dated June 30, 2000.

TELLABS, INC.

By: /s Michael J. Birck

Name: Michael J. Birck

Its: President and Chief Executive Officer